Exhibit 99.1
Verisk Reports Fourth-Quarter 2019 Financial Results

•	Consolidated revenues were $677 million for the fourth quarter of 2019, up 10.2%, and up 5.4% on an organic constant currency (OCC) basis.

•	Net income was $132 million for the fourth quarter of 2019, down 9.6%. Adjusted EBITDA, a non-GAAP measure, was $319 million, up 10.3%, and up 9.0% on an OCC basis.

•	Diluted GAAP earnings per share (GAAP EPS) were $0.80 for the fourth quarter of 2019. Diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, were $1.13.

•	Net cash provided by operating activities was $176 million for the fourth quarter of 2019, up 1.7%. Free cash flow, a non-GAAP measure, was $112 million, up 16.0%.

•
The company paid a cash dividend of 25 cents per share on December 31, 2019. The company’s Board of Directors has approved an increase in our cash dividend to 27 cents per share payable on March 31, 2020.

•	The company repurchased $100 million of its shares for the fourth quarter of 2019.
JERSEY CITY, N.J., February 18, 2020 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fourth quarter and fiscal year ended December 31, 2019.
Scott Stephenson, chairman, president, and CEO, said, “The year 2019 was another solid year for Verisk, marked by strong organic constant currency growth in both revenues and adjusted EBITDA. As we move into our second decade as a public company, we’re actively managing our portfolio of businesses to capitalize on our key distinctives and our core competitive advantages. We’re strongly positioned to continue to deliver on our long-term growth model and to drive long-term value creation for all our stakeholders.”
Lee Shavel, CFO and executive vice president, said, “Normalizing for the impact of the injunction, Verisk delivered organic constant currency revenue growth of 6.3% and organic constant currency adjusted EBITDA growth of 11.0% in the fourth quarter. Our dividend increase of 8% underscores our confidence in our long-term growth, the stability of our business, and our capital management discipline.”
Summary of Results (GAAP and Non-GAAP)
(in millions, except per share amounts)
Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2019	2018	Change	2019	2018	Change
Revenues	$676.8	$613.9	10.2%	$2,607.1	$2,395.1	8.9%
Net income	$132.2	$146.2	(9.6)%	$449.9	$598.7	(24.9)%
Adjusted EBITDA	$318.8	$289.1	10.3%	$1,224.1	$1,130.2	8.3%
Diluted GAAP EPS	$0.80	$0.87	(8.0)%	$2.70	$3.56	(24.2)%
Diluted adjusted EPS	$1.13	$1.04	8.7%	$4.38	$4.11	6.6%
Net cash provided by operating activities	$176.4	$173.4	1.7%	$956.3	$934.4	2.3%
Free cash flow	$112.4	$96.9	16.0%	$739.5	$703.4	5.1%
Revenues
Consolidated revenues increased 10.2% for fourth-quarter 2019 and 5.4% on an OCC basis. Normalizing for the impact of the injunction on roof measurement solutions, which adjusts for $5 million of associated revenue in the prior year period, OCC revenue grew 6.3% in fourth-quarter 2019.

Revenues and Revenue Growth by Segment
(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	December 31,		December 31, 2019
	2019	2018	Reported	OCC
Underwriting & rating	$318.5	$289.9	9.9%	8.2%
Claims	150.4	146.3	2.8	(1.0)
Insurance	468.9	436.2	7.5	5.2
Energy and Specialized Markets	160.5	130.2	23.3	7.1
Financial Services	47.4	47.5	(0.3)	2.1
Revenues	$676.8	$613.9	10.2	5.4

			Revenue Growth
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2019
	2019	2018	Reported	OCC
Underwriting & rating	$1,244.6	$1,144.5	8.7%	7.5%
Claims	610.9	561.4	8.8	5.9
Insurance	1,855.5	1,705.9	8.8	7.0
Energy and Specialized Markets	573.6	513.3	11.7	7.0
Financial Services	178.0	175.9	1.2	2.9
Revenues	$2,607.1	$2,395.1	8.9	6.7
Insurance segment revenues grew 7.5% in the fourth quarter of 2019 and 5.2% on an OCC basis.

•
Underwriting & rating revenues increased 9.9% in the quarter and 8.2% on an OCC basis, resulting primarily from increases in our industry-standard insurance programs, property-specific underwriting solutions, and catastrophe modeling solutions.

•
Claims revenue grew 2.8% in the quarter and declined 1.0% on an OCC basis. Both reported and OCC growth were negatively impacted by the injunction ruling against roof measurement solutions as well as tougher comparisons from the prior-year period. Growth was primarily driven by claims analytics, workers’ compensation claim solution services, and repair cost estimating solutions.

Energy and Specialized Markets segment revenue increased 23.3% in the quarter and 7.1% on an OCC basis, resulting primarily from increases in market and cost intelligence solutions, core research revenues, and environmental health and safety service revenues.
Financial Services segment revenue decreased 0.3% in the quarter and increased 2.1% on an OCC basis. Fraud and credit risk management solutions as well as portfolio management solutions experienced growth, but this was partially offset by declines in enterprise data management revenues.
Net Income and Adjusted EBITDA
Net income decreased 9.6%, negatively affected by higher acquisition-related costs (earn-outs) and a higher effective tax rate in the fourth quarter of 2019 versus the prior-year period. Adjusted EBITDA increased 10.3%, and on an OCC basis, adjusted EBITDA increased 9.0% for the fourth quarter of 2019. Normalizing for the impact of the injunction on roof measurement solutions, which adjusts for $5 million of associated revenue in the prior year period, OCC adjusted EBITDA grew 11.0% for fourth-quarter 2019. These increases were positively affected by leverage on solid sales growth and cost discipline.

EBITDA and Adjusted EBITDA by Segment
(in millions)
Note: Consolidated EBITDA and adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2019	2018	2019	2018	2019	2018	2019 Reported	2019 OCC	2019	2018
Insurance	$238.9	$231.8	50.9%	53.1%	$248.4	$231.0	7.5%	6.6%	53.0%	53.0%
Energy and Specialized Markets	32.9	38.4	20.5	29.5	51.3	40.1	28.1	23.8	32.0	30.8
Financial Services	19.1	18.0	40.3	37.9	19.1	18.0	6.0	6.2	40.3	37.9
Consolidated	$290.9	$288.2	43.0	46.9	$318.8	$289.1	10.3	9.0	47.1	47.1

	Twelve months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2019	2018	2019	2018	2019	2018	2019 Reported	2019 OCC	2019	2018
Insurance	$827.1	$932.2	44.6%	54.6%	$984.1	$914.2	7.6%	6.5%	53.0%	53.6%
Energy and Specialized Markets	137.4	154.4	24.0	30.1	179.3	155.4	15.4	13.2	31.3	30.3
Financial Services	54.4	58.9	30.6	33.5	60.7	60.6	0.2	1.7	34.1	34.4
Consolidated	$1,018.9	$1,145.5	39.1	47.8	$1,224.1	$1,130.2	8.3	7.2	47.0	47.2
Earnings Per Share
Diluted EPS decreased 8.0% to $0.80 for the fourth quarter of 2019 due to higher acquisition-related costs (earn-outs) and a higher effective tax rate in the fourth quarter of 2019 versus the prior-year period.
Diluted adjusted EPS grew 8.7% to $1.13 for the fourth quarter of 2019, reflecting organic growth in the business, contributions from acquisitions, and lower average share count. These increases were offset in part by increases in depreciation and amortization expense, interest expense, and a higher effective tax rate.
Cash Flow
Net cash provided by operating activities was $176 million for the fourth quarter of 2019, up 1.7%. Capital expenditures were $64 million for the fourth quarter of 2019, down 16.3%. Free cash flow was $112 million for the fourth quarter of 2019, up 16.0%, primarily due to lower capital expenditures.
Free cash flow represented 35.3% of adjusted EBITDA for the fourth quarter of 2019, compared with 33.5% in the prior-year period.
Business Portfolio Changes
The company has recently engaged in a series of transactions that focus our portfolio of businesses and position Verisk for continued long-term sustainable growth. On February 1, 2020, the company closed on the previously announced sale of its aerial imagery sourcing group to Vexcel Imaging in exchange for a minority interest in Vexcel. This transaction creates a leading geospatial data library to which Verisk will have full access. In addition, the transaction allows Verisk to focus exclusively on aerial data analytic solutions to better service commercial and insurance customers.
On February 5, 2020, the company entered into an agreement to transition its Argus Data Warehouse business to a partner to focus on its core analytics capabilities. This business was in the Financial Services segment.
On February 14, 2020, the company closed on the sale of its compliance background screening business for cash proceeds of $24 million. This business was in the Claims vertical of our Insurance segment.

Dividend
On December 31, 2019, Verisk paid a cash dividend of 25 cents per share of common stock issued and outstanding to the holders of record as of December 13, 2019.
On February 12, 2020, Verisk’s Board of Directors approved an 8% increase in our cash dividend to 27 cents per share of common stock issued and outstanding, payable on March 31, 2020, to holders of record as of March 13, 2020.
Share Repurchases
Including the accelerated share repurchase (ASR) settled in fourth-quarter 2019, the company repurchased approximately 700 thousand shares at an average price of $145.07, for a total cost of $100 million for the fourth quarter of 2019. The company also entered into an additional $50 million ASR agreement; the associated shares will be delivered and settled in February 2020. At December 31, 2019, the company had $128 million remaining under its share repurchase authorization. On February 12, 2020, Verisk’s Board of Directors approved an additional authorization of $500 million.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, February 19, 2020, at 8:30 a.m. EST (5:30 a.m. PST, 1:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 1-512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 1-404-537-3406 for international participants using conference ID #2274045.
About Verisk
Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.
Headquartered in Jersey City, N.J., Verisk operates in 30 countries and is a member of Standard & Poor’s S&P 500® Index. In 2018, Forbes magazine named Verisk to its World’s Best Employers list. For more information, please visit www.verisk.com.
Contact:
Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com
Media
Brett Garrison
Edelman (for Verisk)
917-639-4903
Brett.Garrison@edelman.com
Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, Verisk’s expectation and ability to pay a cash dividend on its common stock in the future, subject to the determination by the Board of Directors and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company, for budgeting and planning purposes, and for evaluating the performance of senior management.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), nonrecurring gain/loss, and interest income on the subordinated promissory note. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. The company believes these measures are useful and meaningful because they allow for greater transparency regarding the company’s operating performance and facilitate period-to-period comparison.
Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; (iv) nonrecurring gain/loss, net of tax; and (v) interest income on the subordinated promissory note, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. The company believes these measures are useful and meaningful because they allow evaluation of the after-tax profitability of the company’s results excluding the after-tax effect of acquisition-related costs and nonrecurring items.
Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. The company believes free cash flow is an important measure of the recurring cash generated by the company’s operations that may be available to repay debt obligations, repurchase its stock, invest in future growth through new business development activities, or make acquisitions.
Organic Constant Currency (OCC): The company’s operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which it transacts change in value over time compared with the U.S. dollar; accordingly, it presents certain constant currency financial information to assess how the company performed excluding the impact of foreign currency exchange rate fluctuations. The company calculates constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. The company defines “organic” as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. The organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison. A disposition’s results are removed from all prior periods presented to allow for comparability. The company believes organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of its business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.
See page 11 for a reconciliation of consolidated adjusted EBITDA. See pages 11 and 12 for a segment results summary and a reconciliation of adjusted EBITDA. See page 12 for a reconciliation of segment adjusted EBITDA margin. See page 13 for a reconciliation of adjusted EBITDA expenses and a reconciliation of diluted adjusted EPS. See page 14 for a reconciliation of net cash provided by operating activities to free cash flow.
Attached Financial Statements
Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2019 and 2018

	2019	2018

	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$184.6	$139.5
Accounts receivable, net	441.6	356.4
Prepaid expenses	60.9	63.9
Income taxes receivable	25.9	34.0
Other current assets	17.8	50.7
Current assets held for sale	14.1	—
Total current assets	744.9	644.5
Noncurrent assets:
Fixed assets, net	548.1	555.9
Operating lease right-of-use assets, net	218.6	—
Intangible assets, net	1,398.9	1,227.8
Goodwill	3,864.3	3,361.5
Deferred income tax assets	9.8	11.1
Other noncurrent assets	159.8	99.5
Noncurrent assets held for sale	110.8	—
Total assets	$7,055.2	$5,900.3

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$375.0	$250.9
Acquisition-related liabilities	111.2	12.6
Short-term debt and current portion of long-term debt	499.4	672.8
Deferred revenues	440.1	383.1
Operating lease liabilities	40.6	—
Income taxes payable	6.8	5.2
Current liabilities held for sale	18.7	—
Total current liabilities	1,491.8	1,324.6
Noncurrent liabilities:
Long-term debt	2,651.6	2,050.5
Deferred income tax liabilities	356.0	350.6
Operating lease liabilities	208.1	—
Acquisition-related liabilities	0.2	28.3
Other noncurrent liabilities	48.6	75.7
Noncurrent liabilities held for sale	38.1	—
Total liabilities	4,794.4	3,829.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 163,161,564 and 163,970,410 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,369.1	2,283.0
Treasury stock, at cost, 380,841,474 and 380,032,628 shares, respectively	(3,849.9)	(3,563.2)
Retained earnings	4,228.4	3,942.6
Accumulated other comprehensive loss	(486.9)	(591.9)
Total stockholders’ equity	2,260.8	2,070.6
Total liabilities and stockholders’ equity	$7,055.2	$5,900.3

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2019 and 2018

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	(in millions, except for share and per share data)
Revenues	$676.8	$613.9	$2,607.1	$2,395.1
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	259.8	224.0	976.8	886.2
Selling, general and administrative	124.8	97.7	603.5	378.7
Depreciation and amortization of fixed assets	47.7	43.7	185.7	165.3
Amortization of intangible assets	37.9	32.3	138.0	130.8
Other operating expenses	—	—	6.2	—
Total operating expenses	470.2	397.7	1,910.2	1,561.0
Operating income	206.6	216.2	696.9	834.1
Other income (expense):
Investment (loss) income and others, net	(1.4)	(4.0)	(1.7)	15.3
Interest expense	(33.1)	(32.7)	(126.8)	(129.7)
Total other expense, net	(34.5)	(36.7)	(128.5)	(114.4)
Income before income taxes	172.1	179.5	568.4	719.7
Provision for income taxes	(39.9)	(33.3)	(118.5)	(121.0)
Net income	$132.2	$146.2	$449.9	$598.7
Basic net income per share	$0.81	$0.89	$2.75	$3.63
Diluted net income per share	$0.80	$0.87	$2.70	$3.56
Weighted-average shares outstanding:
Basic	163,289,013	164,344,502	163,535,438	164,808,110
Diluted	166,218,621	167,346,841	166,560,115	168,297,836

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2019 and 2018

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2019	2018	2019	2018

	(in millions)
Cash flows from operating activities:
Net income	$132.2	$146.2	$449.9	$598.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	47.7	43.7	185.7	165.3
Amortization of intangible assets	37.9	32.3	138.0	130.8
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.4	1.1	3.9	4.2
Provision for doubtful accounts	2.1	1.5	7.2	5.6
Realized gain on subordinated promissory note	—	—	—	(12.3)
Other operating expenses	—	—	6.2	—
Stock-based compensation expense	6.3	8.4	42.7	38.5
Realized (gain) loss on available-for-sale securities, net	(0.2)	0.4	(0.9)	0.1
Deferred income taxes	(1.9)	27.0	(29.3)	18.3
Loss on disposal of fixed assets, net	0.3	0.1	0.3	0.3
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(15.8)	(33.1)	(70.3)	(17.4)
Prepaid expenses and other assets	0.2	(5.8)	(19.7)	(28.2)
Operating lease right-of-use assets, net	22.8	—	51.3	—
Income taxes	1.1	(16.8)	15.0	(2.9)
Acquisition-related liabilities	29.9	9.3	70.4	9.7
Accounts payable and accrued liabilities	(1.8)	20.3	150.9	58.1
Deferred revenues	(60.1)	(50.5)	11.4	0.8
Operating lease liabilities	(22.3)	—	(49.5)	—
Other liabilities	(2.4)	(10.7)	(6.9)	(35.2)
Net cash provided by operating activities	176.4	173.4	956.3	934.4
Cash flows from investing activities:
Acquisitions, net of cash acquired of $3.6 and $0, and $10.4 and $3.1, respectively	(589.7)	(76.3)	(699.2)	(138.2)
Escrow funding associated with acquisitions	—	(8.6)	(4.5)	(14.9)
Proceeds from subordinated promissory note	—	—	—	121.4
Capital expenditures	(64.0)	(76.5)	(216.8)	(231.0)
Other investing activities, net	0.3	(0.2)	(7.4)	(2.7)
Net cash used in investing activities	(653.4)	(161.6)	(927.9)	(265.4)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2019	2018	2019	2018

	(in millions)
Cash flows from financing activities:
Proceeds (repayment) of short-term debt, net	485.0	130.0	80.0	(300.0)
Repayments of current portion of long-term debt	—	—	(250.0)	—
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	—	619.7	—
Payment of debt issuance costs	(1.0)	—	(6.3)	—
Repurchases of common stock	(100.0)	(156.4)	(300.0)	(438.6)
Net share settlement of taxes from restricted stock awards	(0.4)	(0.2)	(5.5)	(3.7)
Proceeds from stock options exercised	6.6	12.6	52.4	87.3
Dividends paid	(40.8)	—	(163.5)	—
Other financing activities, net	(3.7)	(7.3)	(15.9)	(14.8)
Net cash provided by (used in) financing activities	345.7	(21.3)	10.9	(669.8)
Effect of exchange rate changes	4.4	1.4	6.1	(2.0)
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	(126.9)	(8.1)	45.4	(2.8)
Less: Decrease in cash classified within current assets held for sale	(0.3)	—	(0.3)	—
(Decrease) increase in cash and cash equivalents	(127.2)	(8.1)	45.1	(2.8)
Cash and cash equivalents, beginning of period	311.8	147.6	139.5	142.3
Cash and cash equivalents, end of period	$184.6	$139.5	$184.6	$139.5
Supplemental disclosures:
Income taxes paid	$40.9	$21.5	$139.8	$103.2
Interest paid	$42.7	$43.8	$119.9	$125.2
Noncash investing and financing activities:
Deferred tax liability established on date of acquisitions	$40.6	$0.5	$43.4	$5.6
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$—	$247.6	$—
Finance lease additions	$1.0	$8.5	$20.2	$21.3
Operating lease additions, net of terminations	$10.4	$—	$13.7	$—
Tenant improvement	$0.1	$0.2	$1.7	$0.3
Fixed assets included in accounts payable and accrued liabilities	$1.6	$0.3	$1.6	$0.3
Dividend payable included in other liabilities	$0.6	$—	$0.6	$—

Non-GAAP Reconciliations
Consolidated Adjusted EBITDA Reconciliation
(in millions)
Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$132.2	19.6%	$146.2	23.8%	$449.9	17.3%	$598.7	25.0%
Depreciation and amortization of fixed assets	47.7	7.0	43.7	7.1	185.7	7.1	165.3	6.9
Amortization of intangible assets	37.9	5.6	32.3	5.3	138.0	5.3	130.8	5.5
Interest expense	33.1	4.9	32.7	5.3	126.8	4.9	129.7	5.4
Provision for income taxes	39.9	5.9	33.3	5.4	118.5	4.5	121.0	5.0
EBITDA	290.8	43.0	288.2	46.9	1,018.9	39.1	1,145.5	47.8
Litigation reserve	—	—	—	—	125.0	4.8	—	—
Acquisition-related costs (earn-outs)	28.0	4.1	0.9	0.2	74.0	2.9	5.1	0.2
Loss from disposition	—	—	—	—	6.2	0.2	—	—
Gain and interest income on subordinated promissory note receivable	—	—	—	—	—	—	(20.4)	(0.8)
Adjusted EBITDA	318.8	47.1	289.1	47.1	1,224.1	47.0	1,130.2	47.2
Adjusted EBITDA from acquisitions and dispositions	(5.5)	2.1	0.2	0.7	(17.3)	0.7	0.4	0.2
Organic adjusted EBITDA	$313.3	49.2	$289.3	47.8	$1,206.8	47.7	$1,130.6	47.4

Segment Results Summary and Adjusted EBITDA Reconciliation
(in millions)
Note: Organic revenues and adjusted EBITDA are non-GAAP measures.

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$468.9	$160.5	$47.4	$436.2	$130.2	$47.5
Revenues from acquisitions and dispositions	(18.6)	(21.2)	—	(8.3)	—	(1.1)
Organic revenues	$450.3	$139.3	$47.4	$427.9	$130.2	$46.4

EBITDA	$238.8	$32.9	$19.1	$231.8	$38.4	$18.0
Acquisition-related costs (earn-outs)	9.6	18.4	—	(0.8)	1.7	—
Adjusted EBITDA	248.4	51.3	19.1	231.0	40.1	18.0
Adjusted EBITDA from acquisitions and dispositions	(0.9)	(4.6)	—	0.1	—	0.1
Organic adjusted EBITDA	$247.5	$46.7	$19.1	$231.1	$40.1	$18.1

Segment Results Summary and Adjusted EBITDA Reconciliation (continued)
(in millions)
Note: Organic revenues and adjusted EBITDA are non-GAAP measures.

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$1,855.5	$573.6	$178.0	$1,705.9	$513.3	$175.9
Revenues from acquisitions and dispositions	(43.2)	(32.8)	(0.1)	(9.2)	—	(2.2)
Organic revenues	$1,812.3	$540.8	$177.9	$1,696.7	$513.3	$173.7

EBITDA	$827.1	$137.4	$54.4	$932.2	$154.4	$58.9
Litigation reserve	125.0	—	—	—	—	—
Acquisition-related costs (earn-outs)	32.1	41.9	—	(0.8)	2.4	3.5
Loss from disposition	—	—	6.2	—	—	—
Gain and interest income on subordinated promissory note receivable	—	—	—	(17.2)	(1.4)	(1.8)
Adjusted EBITDA	984.2	179.3	60.6	914.2	155.4	60.6
Adjusted EBITDA from acquisitions and dispositions	(9.5)	(8.4)	0.6	0.4	—	—
Organic adjusted EBITDA	$974.7	$170.9	$61.2	$914.6	$155.4	$60.6

Segment Adjusted EBITDA Margin Reconciliation
Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	50.9%	20.5%	40.3%	53.1%	29.5%	37.9%
Acquisition-related costs (earn-outs)	2.1	11.5	—	(0.1)	1.3	—
Adjusted EBITDA margin	53.0	32.0	40.3	53.0	30.8	37.9

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	44.6%	24.0%	30.6%	54.6%	30.1%	33.5%
Litigation reserve	6.7	—	—	—	—	—
Acquisition-related costs (earn-outs)	1.7	7.3	—	—	0.5	1.9
Loss from disposition	—	—	3.5	—	—	—
Gain and interest income on subordinated promissory note receivable	—	—	—	(1.0)	(0.3)	(1.0)
Adjusted EBITDA margin	53.0	31.3	34.1	53.6	30.3	34.4

Consolidated Adjusted EBITDA Expense Reconciliation
(in millions)
Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating expenses	$470.2	$397.7	$1,910.2	$1,561.0
Depreciation and amortization of fixed assets	(47.7)	(43.7)	(185.7)	(165.3)
Amortization of intangible assets	(37.9)	(32.3)	(138.0)	(130.8)
Investment (loss) income and others, net	1.4	4.0	1.7	(15.3)
Litigation reserve	—	—	(125.0)	—
Acquisition-related costs (earn-outs)	(28.0)	(0.9)	(74.0)	(5.1)
Loss from disposition	—	—	(6.2)	—
Gain and interest income on subordinated promissory note receivable	—	—	—	20.4
Adjusted EBITDA expenses	$358.0	$324.8	$1,383.0	$1,264.9
Diluted Adjusted EPS Reconciliation
(in millions, except per share amounts)
Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$132.2	$146.2	$449.9	$598.7
plus: Amortization of intangibles	37.9	32.3	138.0	130.8
less: Income tax effect on amortization of intangibles	(8.0)	(6.7)	(29.0)	(27.5)
plus: Litigation reserve	—	—	125.0	—
less: Income tax effect on litigation reserve	—	—	(29.9)	—
plus: Acquisition-related costs and interest expense (earn-outs)	28.2	2.2	75.1	6.4
less: Income tax effect on acquisition-related costs and interest expense (earn-outs)	(1.9)	—	(4.7)	(1.2)
plus: Interest income and gain on subordinated promissory note receivable	—	—	—	(20.4)
less: Income tax effect on interest income and gain on subordinated promissory note receivable	—	—	—	4.8
plus: Loss from disposition	—	—	6.2	—
less: Income tax on effect on loss from disposition	—	—	(1.5)	—
Adjusted net income	$188.4	$174.0	$729.1	$691.6

Diluted EPS	$0.80	$0.87	$2.70	$3.56
Diluted adjusted EPS	$1.13	$1.04	$4.38	$4.11

Weighted-average diluted shares outstanding	166.2	167.3	166.6	168.3

Free Cash Flow Reconciliation
(in millions)
Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2019	2018	Change	2019	2018	Change
Net cash provided by operating activities	$176.4	$173.4	1.7%	$956.3	$934.4	2.3%
Capital expenditures	(64.0)	(76.5)	(16.3)	(216.8)	(231.0)	(6.1)
Free cash flow	$112.4	$96.9	16.0	$739.5	$703.4	5.1